UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 29, 2010

AEGEAN EARTH AND MARINE CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	000-52136	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5, ICHOUS STR. - GALATSI

111 46 ATHENS, GREECE

(Address of principal executive offices) (Zip Code)

30-223-4533

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(B))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01. Financial Statements and Exhibits.

In connection with the acquisition reported in Aegean Earth and Marine Corporation’s (the “Company”) Form 8-K filed with the Securities and Exchange Commission on February 17, 2010, the Company is filing the following financial statements, pursuant to Item 9.01 of Form 8-K herewith:

The business of the Company going forward will be principally the business of Temhka S.A.  Accordingly, attached are the audited financial statements of Stavros Mesazos Group of Companies, the predecessor entities of Temhka S.A. for the fiscal year ended December 31, 2009, attached hereto as Exhibit 99.1.

(a)	Financial statements of business acquired. Audited Financial Statements of Stavros Mesazos Group of Companies for its fiscal years ended December 31, 2009 and 2008.

(d)	Exhibits

Exhibit Number

Exhibit Description

99.1

Audited Financial Statements of Stavros Mesazos Group of Companies for its fiscal years ended December 31, 2009 and 2008

Information regarding the Company is contained in the Company’s periodic reports and other filings made with the SEC and is available at www.sec.gov.

This Amended Current Report on Form 8-K/A may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company's plans, objectives, expectations and intentions and other statements identified by words such as may, could, would, should, believes, expects, anticipates, estimates, intends, plans or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company's control).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEGEAN EARTH AND MARINE CORPORATION

Date:  May 3, 2010

By:	/s/ Dimitrios Vassilikos
Name:	Dimitrios Vassilikos
Title:	Chief Executive Officer